Exhibit 10-A


  This AMENDED AND RESTATED PROFIT MAINTENANCE AGREEMENT is dated as of
January 1, 2002 between Ford Motor Company, a Delaware corporation ("Ford"), and Ford Motor Credit Company, a Delaware corporation ("Ford Credit").

                                   WITNESSETH:

         WHEREAS, Ford and Ford Credit (i) entered into a profit maintenance agreement dated as of December 12, 1974, as amended by amendments dated as of April 14, 1978, January 15, 1980, March 28, 1989, March 15, 1990, July 1, 1993
and January 1, 1999; and (ii) desire to further amend and restate the same to read as set forth below (such agreement as amended and restated hereby being hereinafter called the "Agreement").

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter provided, the parties hereto hereby agree as follows:

1. As used herein, "Invested Capital" shall mean an amount equal to Ford Credit's total stockholder's equity, less any equity in the net assets of unconsolidated subsidiaries, as shown on the balance sheet of Ford Credit and its consolidated subsidiaries as of December 31 of the year preceding the calendar year for which any computation is made hereunder.

         2. (a) Upon the demand of Ford Credit, Ford shall make a payment to Ford Credit, as of the end of each calendar quarter during the term of this Agreement (beginning with the first quarter of 2002), equal to the greater of
(i) an amount sufficient to cause the income before income taxes of Ford Credit and its consolidated subsidiaries for the calendar year in which such calendar quarter falls, as shown on a consolidated statement of income of Ford Credit and its consolidated subsidiaries for such calendar quarter, to be not less than 2% on an annualized basis of Invested Capital, or (ii) an amount sufficient to cause the net income of Ford Credit and its consolidated subsidiaries for the calendar year in which such calendar quarter falls, as shown on such statement of income, to be not less than 1% on an annualized basis of Invested Capital. In the event that the amounts computed under clauses (i) and (ii) above shall be equal, Ford shall make a payment to Ford Credit equal to such amount. The determination of whether and the extent to which any payment is required to be made as of the end of a calendar quarter shall be based on the latest available earnings forecast of Ford Credit and its consolidated subsidiaries for such calendar quarter and any actual earnings in any prior calendar quarters in the same calendar year.

         (b) In the event that Ford shall have made a payment to Ford Credit under paragraph 2(a) with respect to any calendar quarter, and Ford Credit thereafter shall have for any subsequent calendar quarter during the same calendar year, both (i) income before income taxes of Ford Credit and its consolidated subsidiaries in an amount in excess of 2% on an annualized basis of Invested Capital, and (ii) net income of Ford Credit and its consolidated subsidiaries in an amount in excess of 1% on an annualized basis of Invested Capital, Ford Credit shall, upon demand of Ford, repay to Ford an amount equal to the lesser of (A) an amount sufficient to reduce income before income taxes of Ford Credit and its consolidated subsidiaries to 2% on an annualized basis of Invested Capital, or (B) an amount sufficient to reduce net income of Ford Credit and its consolidated subsidiaries to

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1% on an annualized  basis of Invested  Capital (but not to exceed the aggregate of any payments made to Ford Credit under paragraph 2(a) during such year less any prior repayments made by Ford Credit during such year under this paragraph 2(b)). In the event that the amounts computed under clauses (A) and (B) above shall be equal, Ford Credit shall make a repayment to Ford equal to such amount.

         3. During the term of this Agreement, Ford Credit shall continue to make inventory and capital financing generally available to dealers of vehicles manufactured or sold by Ford and shall continue to make retail and lease financing generally available to such dealers' customers to no less an extent than Ford Credit historically has made such services available.

         4. All determinations hereunder shall be made in accordance with generally accepted accounting principles.

         5. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall supersede all prior agreements between the parties hereto with respect to the subject matter hereof.

         6. This Agreement shall continue indefinitely until terminated by either party by such party giving the other written notice of termination. If such notice is given at least 10 days prior to the first day of the calendar quarter next succeeding the calendar quarter in which the notice is given, then this Agreement shall terminate on such date; otherwise it shall terminate on the first day of the second next succeeding calendar quarter.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                FORD MOTOR COMPANY


                                By:/s/Elizabeth S. Acton
                                   -----------------------
                                Name: Elizabeth S. Acton
                                Title: Vice President and Treasurer



                                FORD MOTOR CREDIT COMPANY


                                By:/s/Bibiana B. Boerio
                                   -----------------------
                                Name:  Bibiana B. Boerio
                                Title:  Executive Vice President and
                                        Chief Financial Officer